EXHIBIT 21
          SUBSIDIARIES OF INSITUFORM TECHNOLOGIES, INC.

     The following table sets forth certain information as of December 31, 1995 concerning the Company and certain of its subsidiaries. Unless otherwise indicated all securities of such subsidiaries are owned by the Company:

                                                               % of
          Name                 Place of Incorporation    Voting Securities
          ----                 ----------------------    -----------------
Affholder, Inc.                Missouri                       100%<F1>
E-Midsouth, Inc.               Florida                        100%<F2>
GCO Acquisition Corp.          Delaware                       100%<F3>
Gelco Services, Inc.           Oregon                         100%<F4>
H.T. Schneider, Inc.           New York                       100%
IMA Merger Sub, Inc.           Delaware                       100%<F1>
INA Acquisition Corp.          Delaware                       100%
Insituform California, Inc.    Delaware                       100%
Insituform Canada Limited      Alberta                        100%<F1>
Insituform Central, Inc.       Delaware                       100%<F1>
Insituform France S.A.         France                         66.6%<F5>
Insituform Gulf South, Inc.    Delaware                       100%<F6>
Insituform International, Inc. Liberia and Delaware           100%<F3>
Insituform Japan K.K.          Japan                          100%<F3>
Insituform Licensees
 B.V./S.A.                     Netherlands and Delaware       100%<F3>
Insituform Linings Plc.        United Kingdom                 51.0%<F7><F8>
Insituform Management
 Services, Inc.                Guernsey and Delaware          100%<F3>
Insituform Mid-America, Inc.   Delaware                       100%
Insituform Mid-America
 Investments, Inc.             Delaware                       100%
Insituform Midwest, Inc.       Delaware                       100%
Insituform Missouri, Inc.      Delaware                       100%<F1>
Insituform (Netherlands)
 B.V.                          Netherlands and Delaware       100%<F9>
Insituform of New England,     Massachusetts
 Inc.                                                         100%<F10>
Insituform North America
 Corp.                         Tennessee                      100%
Insituform North, Inc.         Delaware                       100%<F1>
Insituform Overseas Limited    United Kingdom                 100%<F7>
Insituform Permaline Limited   United Kingdom                 100%<F7>
Insituform Plains, Inc.        Delaware                       100%<F1>
Insituform de Puerto Rico
 Inc.                          Puerto Rico                    100%<F1>
Insituform Rockies, Inc.       Delaware                       100%<F1>
Insituform
 Rohrsanieurungstechnik GmbH   Germany                        33.3%<F7>
Insituform Southeast, Inc.     Florida                        100%<F11>


                                                               % of
          Name                 Place of Incorporation    Voting Securities
          ----                 ----------------------    -----------------
Insituform Southwest           California (Partnership)       100%<F12>
Insituform Technologies
 Limited                       United Kingdom                 100%<F3>
Insituform Texark, Inc.        Delaware                       100%<F1>
Mar-Tech Insituform Limited    British Columbia               100%<F4>
Midsouth Partners
 (partnership)                 Tennessee (Partnership)        57.5%<F13>
Naylor Industries, Inc.        Delaware                       100%
NuPipe, Inc.                   Oregon                         100%
NuPipe International, Inc.     Delaware                       100%<F14>
NuPipe Limited                 United Kingdom                 100%
PALTEM Systems, Inc.           Delaware                       100%<F1>
Pipe Rehab International, Inc. Delaware                       100%
Tite Liner NRO Corp.           Alberta                        100%<F1>
United Pipeline Systems, Inc.  Alberta                        100%<F1><F15>
United Pipeline Systems USA,
 Inc.                          Delaware                       100%<F1>
United Sistema de Tuberias
 Ltda.                         Chile                           60%<F1>

     Other subsidiaries of the Company are not named in the table above. Such unnamed subsidiaries considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

<F1> Securities are owned by Insituform Mid-America, Inc.
<F2> Securities are owned by Insituform Southeast, Inc.
<F3> Securities are owned by INA Acquisition Corp.
<F4> Securities are owned by GCO Acquisition Corp.
<F5> The remaining 33.3% is owned by a subsidiary of Lyonnaise des
     Eaux S.A.
<F6> Securities are owned by Naylor Industries, Inc.
<F7> Securities are owned by Insituform Technologies Limited
<F8> An additional 10% is owned by Insituform
     Rohrsanieurungstechnik GmbH
<F9> Securities are owned by Insituform Licensees B.V./S.A.
<F10>     Securities are owned by H.T. Schneider, Inc.
<F11>     Securities are owned by IMA Merger Sub, Inc.
<F12>     80% of partnership interest owned by Insituform
          California, Inc. and 20% owned by NuPipe California, Inc.
<F13>     Securities are owned 42.5% by E-Midsouth, Inc. and 15% by
          Insituform California, Inc.
<F14>     Securities are owned by NuPipe, Inc.
<F15>     Effective January 1, 1996, United Pipeline Systems, Inc.
          was amalgamated with Insituform Canada Limited.